UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Dynamic Materials Corporation (the “Company”) announced the appointment of Michael Kuta as chief financial officer of the Company, effective that date.  Mr. Kuta assumes this chief financial officer position from Richard A. Santa who is taking a new position of Senior Vice President of Business Development.  Effective May 15, 2014, following the Company’s annual stockholder meeting, Mr. Kuta will also assume the office of secretary of the Company.

From 2007 until joining the Company, Mr. Kuta served in various executive positions with The Lubrizol Corporation, most recently from September 2011 until March 2014 as its corporate controller.  From September 2009 until assuming that position, he was the finance manager of Lubrizol’s TempRite Engineered Polymers Business Unit, and before that served Lubrizol as a manager, treasury and capital markets and manager, external financial reporting.  Before joining Lubrizol, Mr. Kuta also served in various financial and accounting positions with Lincoln Electric Company and Eaton Corporation.  Mr. Kuta, 39, received a B.B.A. in Accounting from Kent State University and an M.B.A. from Case Western Reserve University.

The Company’s arrangement with respect to Mr. Kuta’s employment is contained in an offer letter dated February 23, 2014.  Mr. Kuta will be paid an annual base salary of $275,000.  Mr. Kuta is eligible to participate in the Company’s performance bonus program at a target point of 60% of base salary.  The Company’s performance bonus program is 70% based on quantitative performance measures (revenue and Adjusted EBITDA in 2014) and 30% on qualitative performance measures set annually.  For Mr. Kuta the minimum award under the performance plan is 0% of base salary, the target award is 60% of base salary and the maximum award is 108% of base salary.  For 2014, Mr. Kuta is guaranteed a bonus equal to the greater of (i) 60% of his base salary earned in 2014, or (ii) the performance bonus payable under the plan upon achievement of the 2014 performance objectives, pro-rated for the time Mr. Kuta is employed in 2014. Upon his employment Mr. Kuta was granted an award of 10,000 shares of restricted stock, which will vest in three annual installments on the anniversary of the grant date.

The Company has agreed to pay Mr. Kuta a one-time severance payment equal to 18 months of his then-current base salary if his employment is terminated as a result of a Change in Control Event (as defined below).  Generally, a “Change in Control Event” means (i) a person or group acquires 25% of more of the Company’s stock; (ii) over a 24-month period the members of the Board at that time, or their appointees, fail to constitute a majority of the Board; (iii) the Company sells substantially all of its assets or merges into another corporation and its stockholders do not control the merged corporation; or (iv) the Company’s stockholders approve the liquidation or dissolution of the Company.  The foregoing description is qualified in its entirety by reference to the offer letter, a copy of which is filed as Exhibit 10.1.

The Company and Mr. Kuta also entered into an indemnification agreement in the same form as the Company has previously entered with its other directors and executive officers.  The indemnification agreement provides for the Company to indemnify Mr. Kuta, to the fullest extent permitted by law, for actions and claims brought against him with respect to his role with the

Company.  The foregoing description is qualified in its entirety by reference to the Form of Indemnification Agreement, a copy of which is incorporated by reference as Exhibit 10.2 hereto.

A copy of the press release announcing Mr. Kuta’s appointment is included as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter dated February 23, 2014.

10.2

Form of Indemnification Agreement between the Company and its directors and executive officers (incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K dated January 24, 2011).

99.1	Press Release of the Company dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: March 31, 2014	By:	/s/ Kevin T. Longe
Kevin T. Longe
Chief Executive Officer